PCA INTERNATIONAL, INC. AND SUBSIDIARIES
                    COMPUTATION OF PRIMARY AND FULLY DILUTED
                            EARNINGS PER COMMON SHARE

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

                                                                                          Three Months Ended
                                                                               ----------------------------------------
                                                                                     MAY 4,                  April 28,
                                                                                      1997                      1996
                                                                               ----------------          --------------
PRIMARY EARNINGS PER COMMON SHARE:
     EARNINGS APPLICABLE TO COMMON STOCK:
         Net income...........................................................         $643,326              $1,138,778
                                                                               ================          ==============

     COMPUTATION OF COMMON SHARES AND
         COMMON EQUIVALENT SHARES:
            Weighted average number of common shares..........................        7,631,209               7,468,386
            Dilutive effect of stock options..................................          502,756                 400,093
                                                                               ----------------          --------------
            Weighted average number of common shares after
                dilutive effect...............................................        8,133,965               7,868,479
                                                                               ================          ==============

     EARNINGS PER COMMON SHARE AND COMMON
         EQUIVALENT SHARE:

            Net income........................................................            $0.08                   $0.14
                                                                               ================          ==============

FULLY DILUTED EARNINGS PER COMMON SHARE:
     EARNINGS APPLICABLE TO COMMON STOCK:
         Net income...........................................................         $643,326              $1,138,778
                                                                               ================          ==============

     COMPUTATION OF COMMON SHARES AND
         COMMON EQUIVALENT SHARES:
            Weighted average number of common shares outstanding..............        7,631,209               7,468,386
            Dilutive effect of stock options..................................          502,819                 563,843
                                                                               ----------------          --------------
            Weighted average number of common shares after
                dilutive effect...............................................        8,134,028               8,032,229
                                                                               ================          ==============

     EARNINGS PER COMMON SHARE AND COMMON
         EQUIVALENT SHARE ASSUMING FULL DILUTION:

            Net income........................................................            $0.08                   $0.14
                                                                               ================          ==============
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